EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT

To Stockholders and Board of Directors
  CORT Business Services Corporation:

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          ERNST & YOUNG LLP


Los Angeles, CA
July 25, 1996